FOR IMMEDIATE RELEASE

HARVEST NATURAL RESOURCES ANNOUNCES

SECOND QUARTER 2007 RESULTS

HOUSTON, Texas (July 25, 2007) – Harvest Natural Resources, Inc. (NYSE: HNR) today announced 2007 second quarter loss of $6.9 million, or $0.18 per diluted share, compared with a loss of $50.3 million, or $1.35 per diluted share, for the same period last year.

The Company has not been able to recognize the equity earnings for its producing operations in Venezuela since the 2006 second quarter. Equity earnings will be reported upon completion of the conversion to the mixed company, Petrodelta, S.A. (Petrodelta). The loss for the 2006 second quarter included a charge of $61 million for additional taxes and related interest primarily due to a retroactive tax rate increase imposed by the SENIAT, the Venezuelan income tax authority.

Harvest President and Chief Executive Officer, James A. Edmiston, said: “National Assembly approval of the formation of Petrodelta and the direct award by the Venezuelan government of the Isleño, Temblador and El Salto fields to Petrodelta in mid-June was a major milestone in the conversion process. Upon completion of the conversion, Petrodelta will invoice PDVSA for oil and gas delivered since April 1, 2006 and Harvest will be able to include its pro rata share of Petrodelta’s earnings in its financial results.”

Edmiston continued: “The business plan agreed between Harvest Vinccler and our partner, Corporación Venezolana del Petroleo S.A. (CVP) is designed to maximize the value of Petrodelta’s hydrocarbon resources by rapidly increasing oil and gas production, converting unproved reserves to proved reserves, and adding additional discovered reserves through exploration and capturing synergies and scale at all levels. We expect one workover rig and one drilling rig to be mobilized and begin in the Uracoa field early in the fourth quarter. An additional drilling rig is expected to start work later in the fourth quarter. A third drilling rig should begin appraisal drilling in the new fields in early 2008. We are very well positioned to benefit from the new structure with CVP and eagerly look forward to getting back to the work of producing the necessary oil that the global market demands.”

Production from the South Monagas Unit

For the six months ended June 30, 2007, operating statistics (on a 100% basis) for the existing South Monagas Unit (SMU) operated by the Company’s affiliate, Harvest Vinccler, S.C.A., are as follows:

•	Production of 2.8 million barrels of oil and 6.7 billion cubic feet (Bcf) of natural gas. Average daily production was 15,700 barrels and 37 million cubic feet of natural gas, or 21,900 barrels of oil equivalent per day.

•	Crude oil prices that would be paid if the conversion contract was in place cannot be calculated as one element of the pricing formula has not been set. Market prices for crude oil of the type produced in SMU averaged approximately $49.08 per barrel for the six months. The price for natural gas that would be paid under the conversion contract is $1.54 per thousand cubic feet.

•	Taxes and royalties for Petrodelta will be 50 percent and 33 percent, respectively.

Authorization of Share Buyback Program

Edmiston said: “The Board of Directors recently authorized the purchase of up to $50 million of Harvest’s common stock through open market purchase from time to time. The purchases will be funded with cash on hand and dividends from Petrodelta. Our large unrestricted cash position of $135 million at June 30 is available to fund the stock buyback program and fund organic growth oriented development and exploration acquisitions. The Board and management believe Harvest’s stock is significantly undervalued and does not fully value the Petrodelta business prospects, the option value of our WAB-21 license in the South China Sea or our business development pipeline.”

Conference Call

Harvest will hold an earnings conference call today at 10:00 a.m. Central Time to discuss 2007 second quarter results. To access the call, dial 785-830-1916, conference ID: Harvest, five to ten minutes prior to the start time. A recording of the conference call will also be available for replay at 402-220-4971. To listen to the live webcast of the call, please visit our website at www.harvestnr.com.

About Harvest Natural Resources

Harvest Natural Resources, Inc. headquartered in Houston, Texas, is an independent energy company with principal operations in Venezuela and business development offices in Russia and the United Kingdom. For more information visit the Company’s website at www.harvestnr.com.

CONTACT:
Steven W. Tholen
Senior Vice President, Chief Financial Officer
(281) 899-5714

“This press release may contain projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They include estimates and timing of expected oil and gas production, oil and gas reserve projections of future oil pricing, future expenses, planned capital expenditures, anticipated cash flow and our business strategy. All statements other than statements of historical facts may constitute forward-looking statements. Although Harvest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from Harvest’s expectations as a result of factors discussed in Harvest’s 2006 Annual Report on Form 10-K and other public filings.”

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS
($ thousands, unaudited)
June 30,	December 31,
2007	2006
ASSETS:

CURRENT ASSETS:
Cash and equivalents	$135,705	$148,079
Restricted cash	24,197	15,888
Accounts receivable, net	9,482	9,811
Advances to provisional equity affiliate	15,366	19,146
Deferred income taxes	5,608	5,608
Prepaid expenses and other	1,084	1,246

Total current assets	191,442	199,778

RESTRICTED CASH	51,097	73,001
OTHER ASSETS	181	176
INVESTMENT IN EQUITY AFFILIATE	4,415	-
INVESTMENT IN PROVISIONAL EQUITY AFFILIATE	146,436	146,436

PROPERTY AND EQUIPMENT, net	3,309	3,320

TOTAL ASSETS	$396,880	$422,711

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Accounts payable, trade and other	$3,473	$3,827
Accounts payable, related party	9,867	9,637
Accrued expenses	8,557	12,975
Accrued interest	6,537	6,850
Deferred revenue	11,217	11,217
Income taxes payable	73	34
Current portion of long-term debt	47,442	37,674

Total current liabilities	87,166	82,214

LONG TERM DEBT	47,907	66,977

COMMITMENTS AND CONTINGENCIES	-	-
MINORITY INTEREST	27,261	28,634

STOCKHOLDERS’ EQUITY:
Common stock and paid-in capital	197,424	194,556
Retained earnings	40,771	54,174
Treasury stock	(3,649)	(3,844)

Total stockholders’ equity	234,546	244,886

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$396,880	$422,711
-	-	-

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per BOE and per share amounts, unaudited)
THREE MONTHS ENDED:	June 30, 2007	June 30, 2006

Barrels of oil sold
MMCF of gas sold
Total BOE
Average price/barrel
Average price/mcf

REVENUES:
Oil sales		$327
Gas sales		7
		334

EXPENSES:
Operating expenses		672
Depreciation	$17	70
General and administrative	7,596	6,876
Taxes other than on income	185	178
	7,798	7,796

LOSS FROM OPERATIONS	(7,798)	(7,462)

OTHER NON-OPERATING INCOME (EXPENSE)
Investment earnings and other	2,847	2,320
Interest expense	(2,466)	(15,735)
Net loss on exchange rates	(28)	(4)
	353	(13,419)

LOSS BEFORE INCOME TAXES AND
MINORITY INTERESTS	(7,445)	(20,881)
Income tax expense	52	40,810

LOSS BEFORE MINORITY INTERESTS	(7,497)	(61,691)
Minority interest in consolidated subsidiary companies	(736)	(11,409)

LOSS FROM CONSOLIDATED COMPANIES	(6,761)	(50,282)
Net loss from unconsolidated equity affiliate	(137)	—

NET LOSS	($6,898)	($50,282)

NET LOSS PER COMMON SHARE:
Basic	($0.18)	($1.35)
Diluted	($0.18)	($1.35)

Weighted average shares outstanding:
Basic	37.6	37.2
Diluted	37.6	37.2

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per BOE and per share amounts, unaudited)
SIX MONTHS ENDED:	June 30, 2007	June 30, 2006

Barrels of oil sold		1,894
MMCF of gas sold		4,506
Total BOE		2,645
Average price/barrel		$28.96
Average price/mcf		$1.03

REVENUES:
Oil sales		$54,858
Gas sales		4,648

		59,506

EXPENSES:
Operating expenses		9,241
Depletion and amortization		9,918
Depreciation	$298	458
General and administrative	14,029	13,745
Taxes other than on income	422	2,577

	14,749	35,939

INCOME (LOSS) FROM OPERATIONS	(14,749)	23,567

OTHER NON-OPERATING INCOME (EXPENSE)
Investment earnings and other	5,234	4,381
Interest expense	(4,947)	(15,854)
Net gain (loss) on exchange rates	28	(6)

	315	(11,479)

INCOME BEFORE INCOME TAXES AND
MINORITY INTERESTS	(14,434)	12,088
Income tax expense	166	55,572

LOSS BEFORE MINORITY INTERESTS	(14,600)	(43,484)
Minority interest in consolidated subsidiary companies	(1,373)	(7,070)

LOSS FROM CONSOLIDATED COMPANIES	(13,227)	(36,414)
Equity in net losses of affiliated companies	(176)	—

NET LOSS	($13,403)	($36,414)

NET LOSS PER COMMON SHARE:
Basic	($0.36)	($0.98)
Diluted	($0.36)	($0.98)

Weighted average shares outstanding:
Basic	37.5	37.1
Diluted	37.5	37.1

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Cash Flows From Operating Activities:
Net loss	($6,898)	($50,282)	($13,403)	($36,414)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depletion, depreciation and amortization	17	70	298	10,376
Net loss from unconsolidated equity affiliate	137	–	176	—
Non-cash compensation-related charges	1,436	1,476	2,898	2,524
Minority interest in consolidated subsidiary	(736)	(11,409)	(1,373)	(7,070)
companies
Deferred income taxes	—	(2,557)	—	(2,557)
Changes in operating assets and liabilities:
Accounts and notes receivable	327	56,538	329	58,860
Advances to provisional equity affiliate	1,857	(9,186)	3,780	(9,186)
Prepaid expenses and other	(32)	369	162	705
Accounts payable	1,353	(345)	(354)	3,044
Accounts payable, related party	116	139	230	233
Accrued expenses	423	(3,685)	(4,504)	(9,270)
Accrued interest	602	15,583	(313)	15,628
Deferred revenue	—	2,241	—	4,489
Asset retirement liability	—	—	—	24
Income taxes payable	13	40,955	39	35,628

Net Cash Provided By (Used In) Operating
Activities	(1,385)	39,907	(12,035)	67,014

Cash Flows From Investing Activities:
Additions of property and equipment	(16)	(15)	(287)	(1,473)
Investment in equity affiliated	—	—	(4,591)	—
Investment in provisional equity affiliate	-	(347)	-	(347)
Decrease in restricted cash	453	—	13,595	—
Investment costs	21	634	(5)	539
Net Cash Provided By (Used In) Investing Activities	458	272	8,712	(1,281)
-
Cash Flows From Financing Activities:
Net proceeds from issuances of common stock	251	834	251	849
Payments of rates payable	(2,325)	—	(9,302)	(2,884)

Net Cash Provided By (Used In) Financing Activities	(2,074)	834	(9,051)	(2,035)
-
Net Increase (Decrease) in Cash	(3,001)	41,013	(12,374)	63,698
Cash and Cash Equivalents at Beginning of Period	138,706	185,704	148,079	163,019

Cash and Cash Equivalents at End of Period	$135,705	$226,717	$135,705	$226,717